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                                                                    EXHIBIT 21.1
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                          Subsidiaries of the Company

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                         Subsidiary                               State of Incorporation
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
1.  Microtek Medical, Inc.                                               Delaware
2.  Isolyser-MSI, Inc.                                                    Georgia
3.  Creative Research and Manufacturing, Inc.                             Georgia
4.  SW Subsidiary Corporation                                             Georgia
5.  Isolyser Investments, Inc.                                            Georgia
6.  MindHarbor, Inc.                                                      Georgia
7.  Microtek Dominicana S.A.                                        Dominican Republic
8.  Microtek Medical Europe Limited                                       England
9.  Microtek Medical Foreign Sales Corporation, Inc.                  Virgin Islands
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